UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 15, 2016

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THERMON GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-35159	27-2228185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Thermon Drive San Marcos, Texas	78666
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 396-5801

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Deferred Compensation Plan

On June 15, 2016, the Board of Directors (the "Board") of Thermon Group Holdings, Inc. (the "Company") adopted the Thermon Manufacturing Company Deferred Compensation Plan (the "Plan"), effective as of July 1, 2016.

The Plan is a nonqualified deferred compensation plan under which designated eligible participants may elect to defer base salary, short-term incentive payments, director fees and other cash or equity-based compensation. Eligible participants include the Company's non-employee directors and a select group of management and other employees of the Company and its participating subsidiary and affiliate companies that meet certain compensation requirements, including each of the Company's named executive officers.

Compensation deferred under the Plan is subject to income tax when distributed from the Plan and may accumulate tax-deferred earnings. Subject to applicable tax laws, participants may elect when to receive payment of their account balances under the Plan. If elected by the participant or as otherwise required by the Plan, payment may accelerate in connection with certain events, including death, disability, termination of employment and/or a change in control.

Compensation deferred under the Plan represents an unsecured obligation of the Company. Amounts deferred under the Plan are expected to be held in a separate Rabbi Trust established to pay Plan benefits. The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Thermon Manufacturing Company Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2016	THERMON GROUP HOLDINGS, INC.
	By:	/s/	Jay Peterson
	Name:		Jay Peterson
	Title:		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Thermon Manufacturing Company Deferred Compensation Plan